UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2007

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On February 27, 2007, Vista Gold Corp. (“Vista”) announced that the deadline under the Arrangement and Merger Agreement made as of September 22, 2006 (the “Arrangement Agreement”) among Vista, Allied Nevada Gold Corp. (“Allied Nevada”) and Carl and Janet Pescio for completion of the previously announced arrangement to be effected pursuant to the Arrangement Agreement, has been extended to April 30, 2007.  The arrangement, if completed, will result in Vista transferring its existing Nevada properties to Allied Nevada, which will concurrently acquire the Nevada mineral assets of Carl and Janet Pescio.  The foregoing deadline extension is pursuant to a letter agreement dated February 19, 2007 among Carl Pescio, Janet Pescio and Vista (executed by Vista on February 21, 2007).  This letter agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01               Other Events.

On February 27, 2007, Vista issued a press release announcing, among other things, the extension of the deadline for completion of the arrangement.  The press release is furnished as Exhibit 99.1 and is attached hereto.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 10.1	Letter Agreement dated February 19, 2007 among Carl Pescio, Janet Pescio and Vista Gold Corp.
Exhibit 99.1	Press Release of Vista Gold Corp. dated February 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer
Date: February 28, 2007